                                                                     Exhibit 4.5

     THIS WARRANT AND THE SHARES ISSUABLE UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. EXCEPT AS OTHERWISE SET FORTH HEREIN OR IN A SECURITIES PURCHASE AGREEMENT DATED AS OF JUNE 8, 2000. NEITHER THIS WARRANT NOR ANY OF SUCH SHARES MAY BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER SAID ACT, AN OPINION OF COUNSEL IN FORM, SUBSTANCE AND SCOPE CUSTOMARY FOR OPINIONS OF COUNSEL IN COMPARABLE TRANSACTIONS THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SUCH ACT.

     Right to Purchase 3,348,915 Shares of Common Stock, no par value per share


                            STOCK PURCHASE WARRANT

     THIS CERTIFIES THAT, for value received, RGC International Investors, LDC or its registered assigns, is entitled to purchase from Aastrom Biosciences, Inc., a Michigan corporation (the "Company"), at any time or from time to time during the period specified in Paragraph 2 hereof, 3,348,915 (the "Maximum Number") fully paid and nonassessable shares of the Company's Common Stock, no par value per share (the "Common Stock"), at an initial exercise price of $.01 per share (the "Exercise Price"); provided, however, the number of shares of Common Stock issuable upon exercise of this Warrant shall be adjusted to equal
(A)(1) the product of (a) the Shares Subject to Adjustment (as defined below) and (b) $2.135 (the "Purchase Price") (subject to adjustment for stock splits, combinations and similar events), divided by (2) the average of the Closing Bid Price (as defined below) of the Common Stock for the ten (10) consecutive Trading Day period ending June 8, 2001 (the "12 Month Price"), minus (B) the Shares Subject to Adjustment, but in no event greater than the Maximum Number.

     For purposes of this Warrant, the following terms have the meanings indicated:

     (i) "Closing Bid Price" means, for any security as of any date, the closing bid price on the Nasdaq National Market ("Nasdaq") as reported by Bloomberg Financial Markets or an equivalent reliable reporting service mutually acceptable to and hereafter designated by the holder of this Warrant and the Company ("Bloomberg") or, if Nasdaq is not the principal trading market for such security, the closing bid price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or, if no closing bid price of such security is available in any of the foregoing manners, the average of the bid prices of any market makers for such security that are listed in the "pink sheets" by the National Quotation Bureau, Inc. If the Closing Bid Price cannot be calculated for such security on such date in the manner provided above, the Closing Bid Price shall be the fair market value as mutually determined by the Company and the holder of this Warrant.

     (ii) "Common Shares" shall have the meaning ascribed to such term in the Securities Purchase Agreement, dated as of the date hereof, by and among the Company and each of the purchasers set forth on the signature page thereto (the "Securities Purchase Agreement").

     (iii) "Market Price," as of any date, (a) means the average of the last reported sale prices for the shares of Common Stock on Nasdaq for the five
(5) Trading Days immediately preceding such date as reported by Bloomberg, or
(b) if Nasdaq is not the principal trading market for the shares of Common Stock, the average of the last reported sale prices on the principal trading market for the Common Stock during the same period as reported by Bloomberg, or
(c) if market value cannot be calculated as of such date on any of the foregoing bases, the Market Price shall be the fair market value as reasonably determined in good faith by (I) the Board of Directors of the Company or (II) at the option and expense of a majority-in-interest of the holders of the outstanding Warrants, by an independent investment bank of nationally recognized standing in the valuation of businesses similar to the business of the Company. The manner of determining the Market Price of the Common Stock set forth in the foregoing definition shall apply with respect to any other security in respect of which a determination as to market value must be made hereunder.

     (iv) "Qualified Merger Transaction" shall mean a consolidation of the Company with, or merger of the Company into any other corporation where the Company is not the surviving entity for a valid business purpose (other than reincorporation or avoidance of the exercise of this Warrant).

     (v) "Registration Rights Agreement" shall have the meaning ascribed to such term in the Securities Purchase Agreement.

     (vi) "Shares Subject to Adjustment" means the sum of (A) the number of Common Shares held by the holder of this Warrant on June 8, 2001, and (B) the number of shares of Common Stock sold by the Company at a price per share that is below the Purchase Price.

     (vii) "Trading Day" means any day on which the Common Stock is traded for any period on Nasdaq, or on the principal securities exchange or other securities market on which the Common Stock is then being traded.

     (viii) "Transfer of Control Transaction" shall mean the sale or exchange of shares of Common Stock constituting more than fifty percent (50%) of the total outstanding Common Stock, calculated on a fully diluted basis. For purposes of such calculation, all shares of Common Stock issuable upon the conversion, exercise or exchange of any securities of the Company shall be deemed to be outstanding.

     (ix) "Warrants" means this Warrant and the other warrants issued pursuant to the Securities Purchase Agreement.

     (x) "Warrant Shares" refers to the shares of Common Stock purchasable hereunder.

     This Warrant is subject to the following terms, provisions, and conditions:

     1.  Manner of Exercise; Issuance of Certificates; Payment for Shares.
         ----------------------------------------------------------------
Subject to the provisions hereof, this Warrant may be exercised by the holder hereof, in whole or in part, by the surrender of this Warrant, together with a completed exercise agreement in the form attached hereto (the "Exercise Agreement"), to the Company during normal business hours on any Trading Day at the Company's principal executive offices (or such other office or agency of the Company as it may designate by notice to the holder hereof), and upon (a) payment to the Company in cash, by certified or official bank check or by wire transfer for the account of the Company of the Exercise Price for the Warrant Shares specified in the Exercise Agreement or (b) if the resale of the Warrant Shares by the holder is not then registered pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act"), delivery to the Company of a written notice of an election to effect a Cashless Exercise (as defined in Section 11(c) below) for the Warrant Shares specified in the Exercise Agreement. The Warrant Shares so purchased shall be deemed to be issued to the holder hereof or such holder's designee, as the record owner of such shares, as of the close of business on the date on which this Warrant shall have been surrendered, the completed Exercise Agreement shall have been delivered, and payment shall have been made for such shares (or an election to effect a Cashless Exercise has been made) as set forth above. Certificates for the Warrant Shares so purchased, representing the aggregate number of shares specified in the Exercise Agreement, shall be delivered to the holder hereof within a reasonable time, not exceeding two (2) Trading Days after this Warrant shall have been so exercised. The certificates so delivered shall be in such denominations as may be requested by the holder hereof and shall be registered in the name of such holder or such other name as shall be designated by such holder. If this Warrant shall have been exercised only in part, then, unless this Warrant has expired, the Company shall, at its expense, at the time of delivery of such certificates, deliver to the holder a new Warrant representing the number of shares with respect to which this Warrant shall not then have been exercised.

          Notwithstanding anything in this Warrant to the contrary, in no event shall the holder of this Warrant be entitled to exercise a number of Warrants (or portions thereof) in excess of the number of Warrants (or portions thereof) upon exercise of which the sum of (i) the number of shares of Common Stock beneficially owned by the holder of this Warrant and its affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unexercised Warrants and the unexercised or unconverted portion of any other securities of the Company subject to a limitation on conversion or exercise analogous to the limitation contained herein) and (ii) the number of shares of Common Stock issuable upon exercise of the Warrants (or portions thereof) with respect to which the determination described herein is being made, would result in beneficial ownership by the holder of this Warrant and its affiliates of more than 9.9% of the outstanding shares of Common Stock. For purposes of the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13D-G thereunder, except as otherwise provided in clause (i) above. Notwithstanding anything else contained herein to the contrary, this paragraph may not be amended without (i) written consent of the Company and the holder of this Warrant and (ii) the approval of a majority of the votes cast by all stockholders holding Common Stock of the Company.

     2.   Period of Exercise.  This Warrant is exercisable at any time or from
          ------------------
time to time during the period  (the "Exercise Period") commencing on the first
(1st) anniversary of the date on which this Warrant is issued and delivered pursuant to the terms of the Securities Purchase Agreement (the "Issue Date") and ending at 5:00 p.m., New York City time on the thirtieth (30th) Trading Day thereafter (the "Expiration Date"); provided, however, that if, due to the limitations set forth in the second paragraph of Section 1, the holder of this Warrant is unable to fully exercise this Warrant on the last day of the Exercise Period, the Exercise Period shall be extended so that the Exercise Period, as extended, will expire on the earlier of (I) sixty (60) days after the Expiration Date and (II) the date on which the holder of this Warrant is able to fully exercise this Warrant; provided, further, that the Expiration Date shall be delayed by one Trading Day for each Trading Day occurring prior thereto and prior to the full exercise of this Warrant that (i) any Registration Statement (as defined in the Registration Rights Agreement) required to be filed and to be effective pursuant to, and in accordance with the time periods specified in, the Registration Rights Agreement is not effective or sales of all of the Registrable Securities (as defined in the Registration Rights Agreement) otherwise cannot be made thereunder during the Registration Period (as defined in the Registration Rights Agreement) (whether by reason of the Company's failure to properly supplement or amend the prospectus included therein in accordance with the terms of the Registration Rights Agreement or otherwise but not solely as a result of any restrictions imposed related to limitation on beneficial ownership), (ii) any Event of Default (as defined in the Securities Purchase Agreement) exists, without regard to whether any cure periods shall have run or (iii) the Company is in breach of any of its obligations pursuant to
Section 4(h) of the Securities Purchase Agreement. Notwithstanding the foregoing, if (a) the 12 Month Price equals or exceeds the Purchase Price, (b) there has been a Qualified Merger Transaction or Transfer of Control Transaction, or (c) so long as during the period beginning ten (10) Trading Days prior to the 25-Trading Day period referred to below and ending on the last day of such 25-Trading Day period (A) the Registration Statement required to be filed and to be effective pursuant to the Registration Rights Agreement is then in effect and sales of all of the Registrable Securities can be made thereunder, (B) the Company has a sufficient number of shares of Common Stock reserved for issuance upon full exercise of this Warrant and (C) the shares of Common Stock issuable upon exercise of this Warrant are traded on the Nasdaq, the Nasdaq SmallCap Market, the New York Stock Exchange or the American Stock Exchange, if the average of the Closing Bid Prices of the Common Stock for any twenty-five (25) consecutive Trading Days exceeds $4.27 (subject to adjustment for stock splits, combinations and similar events), this Warrant shall immediately expire and shall never be exercisable.

     3.   Certain Agreements of the Company.  The Company hereby covenants and
          ---------------------------------
agrees as follows:

          (a)  Shares to be Fully Paid.  All Warrant Shares will, upon issuance
               -----------------------
in accordance with the terms of this Warrant, be validly issued, fully paid, and nonassessable and free from all taxes, liens, and charges with respect to the issue thereof.

          (b)  Reservation of Shares.  During the Exercise Period, the Company
               ---------------------
shall at all times have authorized, and reserved for the purpose of issuance upon exercise of this Warrant, a sufficient number of shares of Common Stock to provide for the exercise of this Warrant.

          (c)  Listing.  The Company shall promptly secure the listing of the
               -------
shares of Common Stock issuable upon exercise of this Warrant upon each national securities exchange or automated quotation system, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance upon exercise of this Warrant) and shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all shares of Common Stock from time to time issuable upon the exercise of this Warrant; and the Company shall so list on each national securities exchange or automated quotation system, as the case may be, and shall maintain such listing of, any other shares of capital stock of the Company issuable upon the exercise of this Warrant if and so long as any shares of the same class shall be listed on such national securities exchange or automated quotation system.

          (d)  Certain Actions Prohibited.  The Company will not, by amendment
               --------------------------
of its charter or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by it hereunder, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may reasonably be requested by the holder of this Warrant in order to protect the exercise privilege of the holder of this Warrant against dilution or other impairment, consistent with the tenor and purpose of this Warrant. Without limiting the generality of the foregoing, the Company (i) will not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Exercise Price then in effect, and (ii) will take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant.

          (e)  Successors and Assigns.  This Warrant will be binding upon any
               ----------------------
entity succeeding to the Company by merger, consolidation, or acquisition of all or substantially all the Company's assets.

     4.   Antidilution Provisions.  During the Exercise Period, the Exercise
          -----------------------
Price and the number of Warrant Shares shall be subject to adjustment from time to time as provided in this Paragraph 4. In the event that any adjustment of the Exercise Price as required herein results in a fraction of a cent, such Exercise Price shall be rounded up to the nearest cent.

          (a)  Subdivision or Combination of Common Stock.  If the Company at
               ------------------------------------------
any time subdivides (by any stock split, stock dividend, recapitalization, reorganization, reclassification or otherwise) the shares of Common Stock acquirable hereunder into a greater number of shares, then, after the date of record for effecting such subdivision, the Exercise Price in effect immediately prior to such subdivision will be proportionately reduced. If the Company at any time combines (by reverse stock split, recapitalization, reorganization, reclassification or otherwise) the shares of Common Stock acquirable hereunder into a smaller number of shares, then, after the date of record for effecting such combination, the Exercise Price in effect immediately prior to such combination will be proportionately increased.

          (b)  Consolidation or Merger.   Subject to the terms of Paragraph 2,
               -----------------------
in case of any consolidation of the Company with, or merger of the Company into any other corporation, then as a condition of such consolidation or merger, adequate provision will be made whereby the holder of this Warrant will have the right to acquire and receive upon exercise of this Warrant in lieu of the shares of Common Stock immediately theretofore acquirable upon the exercise of this Warrant, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for the number of shares of Common Stock immediately theretofore acquirable and receivable upon exercise of this Warrant had such consolidation or merger not taken place. In any such case, the Company will make appropriate provision to insure that the provisions of this Paragraph 4 will thereafter be applicable as nearly as may be in relation to any shares of stock or securities thereafter deliverable upon the exercise of this Warrant. The Company will not effect any consolidation or merger unless, prior to the consummation thereof, the successor corporation (if other than the Company) assumes by written instrument the obligations under this Paragraph 4 and the obligations to deliver to the holder of this Warrant such shares of stock, securities or assets as, in accordance with the foregoing provisions, the holder may be entitled to acquire.

          (c)  Distribution of Assets.  In case the Company shall declare or
               ----------------------
make any distribution of its assets (including cash) to holders of Common Stock as a partial liquidating dividend, by way of return of capital or otherwise, then, after the date of record for determining shareholders entitled to such distribution, but prior to the date of distribution, the holder of this Warrant shall be entitled upon exercise of this Warrant for the purchase of any or all of the shares of Common Stock subject hereto, to receive the amount of such assets which would have been payable to the holder had such holder been the holder of such shares of Common Stock on the record date for the determination of shareholders entitled to such distribution.

          (d)  No Fractional Shares.  No fractional shares of Common Stock are
               --------------------
to be issued upon the exercise of this Warrant, but the Company shall pay a cash adjustment in respect of any fractional share which would otherwise be issuable in an amount equal to the same fraction of the Market Price of a share of Common Stock on the date of such exercise.

          (e)  Other Notices.  In case at any time:
               -------------

               (i) the Company shall declare any dividend upon the Common Stock payable in shares of stock of any class or make any other distribution (including dividends or distributions payable in cash out of retained earnings) to the holders of the Common Stock;

               (ii) the Company shall offer for subscription pro rata to the holders of the Common Stock any additional shares of stock of any class or other rights;

               (iii) there shall be any capital reorganization of the Company, or reclassification of the Common Stock, or consolidation or merger of the Company with or into, or sale of all or substantially all its assets to, another corporation or entity; or

               (iv) there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Company;

then, in each such case, the Company shall give to the holder of this Warrant
(A) notice of the date on which the books of the Company shall close or a record shall be taken for determining the holders of Common Stock entitled to receive any such dividend, distribution, or subscription rights or for determining the holders of Common Stock entitled to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up and (B) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, notice of the date (or, if not then known, a reasonable approximation thereof by the Company) when the same shall take place. Such notice shall also specify the date (or if not then known, the best estimate of such date) on which the holders of Common Stock shall be entitled to receive such dividend, distribution or subscription rights or to exchange their Common Stock for stock or other securities or property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, as the case may be. Such notice shall be given at least 30 days prior to the record date or the date on which the Company's books are closed in respect thereto. Failure to give any such notice or any defect therein shall not affect the validity of the proceedings referred to in clauses (i), (ii), (iii) and (iv) above.

          (f)  Certain Events.  If any event occurs of the type contemplated by
               --------------
the adjustment provisions of this Paragraph 4 but not expressly provided for by such provisions, the Company will give written notice of such event to the holder of this Warrant, which notice shall state the Exercise price resulting from such adjustment and the increase or decrease in the number of Warrant Shares purchasable at such price upon exercise, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based, including a certification thereof by the chief financial officer of the Company, and the Company's Board of Directors will make an appropriate adjustment in the Exercise Price and the number of shares of Common Stock acquirable upon exercise of this Warrant so that the rights of the holder of this Warrant shall be neither enhanced nor diminished by such event.

     5.   Issue Tax.  The issuance of certificates for Warrant Shares upon the
          ---------
exercise of this Warrant shall be made without charge to the holder of this Warrant or such shares for any issuance tax or other costs in respect thereof, provided that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than the holder of this Warrant.

     6.   No Rights or Liabilities as a Shareholder.  This Warrant shall not
          -----------------------------------------
entitle the holder hereof to any voting rights or other rights as a shareholder of the Company. No provision of this Warrant, in the absence of affirmative action by the holder hereof to purchase Warrant Shares, and no mere enumeration herein of the rights or privileges of the holder hereof, shall give rise to any liability of such holder for the Exercise Price or as a shareholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

     7.   Transfer, Exchange, and Replacement of Warrant.
          ----------------------------------------------

          (a)  Restriction on Transfer.  This Warrant and the rights granted to
               -----------------------
the holder hereof are transferable, in whole or in part, upon surrender of this Warrant, together with a properly executed assignment in the form attached hereto, at the office or agency of the Company referred to in Paragraph 7(e) below, provided, however, that any transfer or assignment shall be subject to the conditions set forth in Paragraph 7(f) hereof and to the applicable provisions of the Securities Purchase Agreement. Until due presentment for registration of transfer on the books of the Company, the Company may treat the registered holder hereof as the owner and holder hereof for all purposes, and the Company shall not be affected by any notice to the contrary. Notwithstanding anything to the contrary contained herein, the registration rights described in Paragraph 8 are assignable only in accordance with the provisions of the Registration Rights Agreement.

          (b)  Warrant Exchangeable for Different Denominations.  This Warrant
               ------------------------------------------------
is exchangeable, upon the surrender hereof by the holder hereof at the office or agency of the Company referred to in Paragraph 7(e) below, for new Warrants of like tenor representing in the aggregate the right to purchase the number of shares of Common Stock which may be purchased hereunder, each of such new Warrants to represent the right to purchase such number of shares as shall be designated by the holder hereof at the time of such surrender.

          (c)  Replacement of Warrant.  Upon receipt of evidence reasonably
               ----------------------
satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant and, in the case of any such loss, theft, or destruction, upon delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company, or, in the case of any such mutilation, upon surrender and cancellation of this Warrant, the Company, at its expense, will execute and deliver, in lieu thereof, a new Warrant of like tenor.

          (d)  Cancellation; Payment of Expenses.  Upon the surrender of this
               ---------------------------------
Warrant in connection with any transfer, exchange, or replacement as provided in this Paragraph 7, this Warrant shall be promptly canceled by the Company. The Company shall pay all taxes (other than securities transfer taxes) and all other expenses (other than legal expenses, if any, incurred by the holder of this Warrant or transferees) and charges payable in connection with the preparation, execution, and delivery of Warrants pursuant to this Paragraph 7.

          (e)  Register.  The Company shall maintain, at its principal executive
               --------
offices (or such other office or agency of the Company as it may designate by notice to the holder hereof), a register for this Warrant, in which the Company shall record the name and address of the person in whose name this Warrant has been issued, as well as the name and address of each transferee and each prior owner of this Warrant.

          (f)  Exercise or Transfer Without Registration.  If, at the time of
               -----------------------------------------
the surrender of this Warrant in connection with any exercise, transfer, or exchange of this Warrant, this Warrant (or, in the case of any exercise, the Warrant Shares issuable hereunder) shall not be registered under the Securities Act and under applicable state securities or blue sky laws, the Company may require, as a condition of allowing such exercise, transfer, or exchange, (i) that the holder or transferee of this Warrant, as the case may be, furnish to the Company a written opinion of counsel, which opinion and counsel are acceptable to the Company, to the effect that such exercise, transfer, or exchange may be made without registration under said Act and under applicable state securities or blue sky laws, (ii) that the holder or transferee execute and deliver to the Company an investment letter in form and substance acceptable to the Company and (iii) that the transferee be an "accredited investor" as defined in Rule 501(a) promulgated under the Securities Act; provided that no such opinion, letter or status as an "accredited investor" shall be required in connection with a transfer pursuant to Rule 144 under the Securities Act. The first holder of this Warrant, by taking and holding the same, represents to the Company that such holder is acquiring this Warrant for investment and not with a view to the distribution thereof.

     8.   Registration Rights.  The initial holder of this Warrant (and certain
          -------------------
assignees thereof) is entitled to the benefit of such registration rights in respect of the Warrant Shares as are set forth in Section 2 of the Registration Rights Agreement.

     9.   Notices.  All notices, requests, and other communications required or
          -------
permitted to be given or delivered hereunder to the holder of this Warrant shall be in writing, and shall be personally delivered, or shall be sent by certified or registered mail or by recognized overnight mail courier, postage prepaid and addressed, to such holder at the address shown for such holder on the books of the Company, or at such other address as shall have been furnished to the Company by notice from such holder. All notices, requests, and other communications required or permitted to be given or delivered hereunder to the Company shall be in writing, and shall be personally delivered, or shall be sent by certified or registered mail or by recognized overnight mail courier, postage prepaid and addressed, to the office of the Company at 24 Frank Lloyd Wright Drive, P.O. Box 376, Ann Arbor, Michigan 48106,
Attention: Chief Executive Officer, or at such other address as shall have been furnished to the holder of this Warrant by notice from the Company. Any such notice, request, or other communication may be sent by facsimile, but shall in such case be subsequently confirmed by a writing personally delivered or sent by certified or registered mail or by recognized overnight mail courier as provided above. All notices, requests, and other communications shall be deemed to have been given either at the time of the receipt thereof by the person entitled to receive such notice at the address of such person for purposes of this Paragraph 8, or, if mailed by registered or certified mail or with a recognized overnight mail courier upon deposit with the United States Post Office or such overnight mail courier, if postage is prepaid and the mailing is properly addressed, as the case may be.

     10.  Governing Law.  THIS WARRANT SHALL BE GOVERNED BY AND CONSTRUED IN
          -------------
ACCORDANCE WITH THE LAWS OF THE STATE OF MICHIGAN APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN THE STATE OF MICHIGAN (WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS). BOTH PARTIES IRREVOCABLY CONSENT TO THE JURISDICTION OF THE UNITED STATES FEDERAL COURTS AND THE STATE COURTS LOCATED IN DELAWARE WITH RESPECT TO ANY SUIT OR PROCEEDING BASED ON OR ARISING UNDER THIS AGREEMENT, THE AGREEMENTS ENTERED INTO IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY AND IRREVOCABLY AGREE THAT ALL CLAIMS IN RESPECT OF SUCH SUIT OR PROCEEDING MAY BE DETERMINED IN SUCH COURTS. BOTH PARTIES IRREVOCABLY WAIVE THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH SUIT OR PROCEEDING. BOTH PARTIES FURTHER AGREE THAT SERVICE OF PROCESS UPON A PARTY MAILED BY FIRST CLASS MAIL SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON THE PARTY IN ANY SUCH SUIT OR PROCEEDING. NOTHING HEREIN SHALL AFFECT EITHER PARTY'S RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW. BOTH PARTIES AGREE THAT A FINAL NON-APPEALABLE JUDGMENT IN ANY SUCH SUIT OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON SUCH JUDGMENT OR IN ANY OTHER LAWFUL MANNER.

     11.  Miscellaneous.
          -------------

          (a)  Amendments.  This Warrant and any provision hereof may only be
               ----------
amended by an instrument in writing signed by the Company and the holder hereof.

          (b)  Descriptive Headings.  The descriptive headings of the several
               --------------------
paragraphs of this Warrant are inserted for purposes of reference only, and shall not affect the meaning or construction of any of the provisions hereof.

          (c)  Cashless Exercise.  Notwithstanding anything to the contrary
               -----------------
contained in this Warrant, if the resale of the Warrant Shares by the holder is not then registered pursuant to an effective registration statement under the Securities Act, this Warrant may be exercised by presentation and surrender of this Warrant to the Company at its principal executive offices with a written notice of the holder's intention to effect a cashless exercise, including a calculation of the number of shares of Common Stock to be issued upon such exercise in accordance with the terms hereof (a "Cashless Exercise"). In the event of a Cashless Exercise, in lieu of paying the Exercise Price in cash, the holder shall surrender this Warrant for that number of shares of Common Stock determined by multiplying the number of Warrant Shares to which it would otherwise be entitled by a fraction, the numerator of which shall be the difference between the then current Market Price per share of the Common Stock and the Exercise Price, and the denominator of which shall be the then current Market Price per share of Common Stock.

          (d)  Remedies.  The Company acknowledges that a breach by it of its
               --------
obligations hereunder will cause irreparable harm to the holder of this Warrant, by vitiating the intent and purpose of the transactions contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Warrant will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Warrant, that the holder shall be entitled, in addition to all other available remedies in law or in equity, to an injunction or injunctions to prevent or cure any breaches of the provisions of this Warrant and to enforce specifically the terms and provisions of this Warrant, without the necessity of showing economic loss and without any bond or other security being required.

                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the Company has caused this Stock Purchase Warrant to be signed by its duly authorized officer.

                                    AASTROM BIOSCIENCES, INC.


                                    By:   _____________________________
                                          R. Douglas Armstrong, Ph.D.,
                                          President & Chief Executive Officer


                                    Dated as of June 8, 2000

                          FORM OF EXERCISE AGREEMENT


                                                            Dated:  _____ __ __,



To:  Aastrom Biosciences, Inc.


     The undersigned, pursuant to the provisions set forth in the within Warrant, hereby agrees to purchase ________ shares of Common Stock covered by such Warrant, and makes payment herewith in full therefor at the price per share provided by such Warrant in cash or by certified or official bank check in the amount of, or, if the resale of such Common Stock by the undersigned is not currently registered pursuant to an effective registration statement under the Securities Act of 1933 (the "Act"), as amended, by surrender of securities issued by the Company (including a portion of the Warrant) having a market value (in the case of a portion of this Warrant, determined in accordance with Section 11(c) of the Warrant) equal to $_________. Please issue a certificate or certificates for such shares of Common Stock in the name of and pay any cash for any fractional share to:


                              Name:   ___________________________________

                              Signature:   ________________________________
                              Address:     ________________________________
                                           ________________________________


                              Note: The above signature should correspond exactly with the name on the face of the within Warrant.

and, if said number of shares of Common Stock shall not be all the shares purchasable under the within Warrant, a new Warrant is to be issued in the name of said undersigned covering the balance of the shares purchasable thereunder less any fraction of a share paid in cash.

     The above signatory represents and warrants that all offers and sales by the above signatory of the securities issuable to the above signatory upon exercise of this Warrant shall be made pursuant to registration of the securities under the Act, or pursuant to an exemption from registration under the Act.

                              FORM OF ASSIGNMENT


     FOR VALUE RECEIVED, the undersigned hereby sells, assigns, and transfers all the rights of the undersigned under the within Warrant, with respect to the number of shares of Common Stock covered thereby set forth hereinbelow, to:

Name of Assignee              Address                    No of Shares
----------------              -------                    ------------




, and hereby irrevocably constitutes and appoints ______________________________ as agent and attorney-in-fact to transfer said Warrant on the books of the within-named corporation, with full power of substitution in the premises.


Dated:  ________ __, ____

In the presence of:


_________________________

                              Name:  ____________________________________

                              Signature:  _________________________________

                              Title of Signing Officer or Agent (if any):

                                        __________________________________
                              Address:  __________________________________
                                        __________________________________


                              Note:  The above signature should correspond
                                     exactly with the name on the face of the within Warrant.